Exhibit 24.1

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Thomas F. Lesinski and Maria V. Woods, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for him or her and in his or her name in the capacity indicated below, one or more registration statements on Form S-8 relating to the registration of the Corporation’s common stock, par value $0.01 per share, for issuance under the National CineMedia, Inc. 2020 Omnibus Incentive Plan, in each case, with any and all amendments (including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended) thereto with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and unto each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Signature                    Title                    Date

/s/ Lauren Zalaznick                                  February 1, 2024
______________________________     Chair                    —————————
Lauren Zalaznick         (Chair of the Board)

/s/ Bernadette Aulestia                                 February 29, 2024
______________________________     Director                —————————
Bernadette Aulestia

/s/ Nicholas Bell                                 February 1, 2024
______________________________     Director                —————————
Nicholas Bell

Exhibit 24.1

/s/ David E. Glazek                                 February 1, 2024
______________________________     Director                —————————
David E. Glazek

/s/ Juliana F. Hill                                  February 1, 2024
______________________________     Director                —————————
Juliana F. Hill

/s/ Tiago Lourenço                                  February 1, 2024
______________________________     Director                —————————
Tiago Lourenço

/s/ Jean-Philippe Maheu                              February 1, 2024
______________________________     Director                —————————
Jean-Philippe Maheu

/s/ Joseph Marchese                                  February 1, 2024
______________________________     Director                —————————
Joseph Marchese